EXHIBIT 10.31

Settlement, Mutual Release and Discharge

WHEREAS Ted Cooper  (hereinafter “TC”) has asserted claims of amounts due and payable (hereinafter “Claims”) by Single Touch Systems Inc., its subsidiaries, officers, directors or employees (hereinafter “SITO”).

WHEREAS the Parties wish to put an end to these Claims, whether contractual or extra-contractual, or attributable, whether past, present and specifically any claims for common equity in SITO.

WHEREAS the Parties wish agree to cancel, waive, terminate, revoke or otherwise retire any accrued, unpaid, past due, unclaimed, or implied cash or equity payments that could be claimed by the TC as payable by SITO, whether contractual or extra-contractual, or attributable, whether past or present;

The Parties listed above hereby release and forever discharge each other of and from any and all claims demands, actions, causes of actions, obligations, damages and liabilities, of any kind or nature whatsoever arising out of or connected in any way with TC and SITO including but not limited to any claims whether or not now known, suspected or unsuspected.

This Mutual Release releases TC from any and all claims past, present or future that TC does not know or suspect to exist at the time of executing this release that SITO may have now or in the future.

The Parties specifically waive the benefits of Section 1542 of the California Civil Code, which provides:
A General Release Does Not Extend To Claims which The Creditor Does Not Know or Suspect to Exist in His Favor At The Time of Executing The Release, Which if Known by Him Must Have Materially Affected His Settlement With the Debtor.

The Parties understand that by this Agreement the Parties fully and completely waive and give up all claims they may have against each other, whether known or unknown.

WHEREAS TC accepts a total amount of Seven Hundred Twenty Three Thousand Six Hundred Eighty Four (723,684) restricted Common Shares of SITO as full and final settlement of all claims and obligations;

WHEREAS TC is aware that the Securities are and will be, when issued, "RESTRICTED SECURITIES" as that term is defined in Rule 144 (the "Rule") of the General Rules and Regulations under the Act. Purchaser is fully aware of the applicable limitations on the resale of the Securities.

IN FURTHER CONSIDERATION OF THE TERMS OF THE SETTLEMENT REACHED BETWEEN THE PARTIES, THE PARTIES ACKNOWLEDGES AND AGREES TO THE FOLLOWING:

1.	The preamble hereto forms an integral part of these presents.

2.
As full consideration for settlement of all claims and obligations against SITO, TC accepts a total amount of Seven Hundred Twenty Three Thousand Six Hundred Eighty Four (723,684) restricted Common Shares of SITO) as full and final settlement of all claims and obligation;

3.
 In consideration of the cancellation of any Claims between the parties, the receipt and sufficiency of which being hereby acknowledged, Creditor for himself, his successors and assigns hereby grants a full and final release and discharge to SITO and to each of its agents, directors, officers, shareholders, employees, representatives, affiliates, subsidiaries, insurers, trustees, successors, assigns, and legal representatives, from any and all demands, claims, actions, causes of action, proceedings, losses, damages, charges and expenses, of any kind or nature whatsoever, past present or future including principal, interest accrued or to accrue and costs, in connection with or in any way relating to or arising out of the facts alleged in the above-mentioned declaration;

4.
Consequently, TC hereby consents to hold harmless SITO from any and all demands, claims, actions, causes of action, proceedings losses damages, charges and expenses including principal and interest accrued or to accrue and costs to which they may be subjected to and which results from any claim or action instituted by Creditor in connection with aforesaid matters;

5.	TC will provide further assurances and provide any necessary information or documentation to implement this settlement and also provide any confirmations requested related to settlement of TC claims.

6.
It is understood that the present settlement does not in any way constitute an admission of liability on the part of any party to the agreement and that it has been entered into for the sole purpose of terminating any and all Claims between the parties amicably and avoiding costs and expenses in connection therewith;

7.
TC hereby declares that it has read the foregoing Release, Discharge and Transaction and understands and know the contents thereof and that it contains the entire agreement between TC and SITO, having been advised by legal counsel prior to signing same;

WHEREFORE, the Parties have signed the present Release, Discharge and Transaction at the place and date hereinafter mentioned.

At Campbell, CA on the 14th day of December, 2010

Ted Cooper

/s/ Ted Cooper
By:

At Encinitas, California on the 14th day of December, 2010

Single Touch Systems, Inc.

/s/ Anthony Macaluso
By:	Anthony Macaluso
President